Exhibit 10.6

Schedule

Following is the Amendment to Change of Control Agreement to Conform Bonus Plan References with Christopher J. Kearney.

Amendments were also executed by each of the following executives.  Each Amendment is identical to the following Amendment in all respects other than the parties thereto and the dates of execution of the original agreement.  Pursuant to Instruction 2 to Item 601 of Regulation S-K, only the Agreement with Mr. Kearney is being filed, together with the following schedule setting forth the names of the parties to the other Agreements together with the date that the original agreement was entered into.

Name	Date of Original Agreement

Robert B. Foreman	dated May 10, 1999
Thomas J. Riordan	dated February 15, 1999
Patrick O’Leary	dated February 15, 1999

Amendment to Change of Control Agreement

To Conform Bonus Plan References

This shall constitute an amendment to the Change of Control agreement dated February 15, 1999 (the “Agreement”) between Christopher J. Kearney (the “Executive”) and SPX Corporation (“SPX”) pursuant to section 9 of the Agreement, and shall be effective as the date set forth below.

WHEREAS, the Agreement contains multiple references to the Executive EVA Incentive Compensation Plan (the “EVA Plan”);

WHEREAS, the EVA Plan has been discontinued and replaced by the 2005 Executive Bonus Plan (the “2005 Plan”); and

WHEREAS, the parties wish to conform the Agreement language to the terminology contained in the 2005 Plan and any successor plans established in subsequent years;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             The reference to “Executive EVA Incentive Compensation Plan” in Section 3(d)(iv) shall be superceded and replaced by “Executive Bonus Plan.”

2.             Section 3(g) containing the definition of “Earned Bonus Amount” states as follows:

(g)                                 Earned Bonus Amount.  For any year for which the Executive EVA Incentive Compensation Plan (the “EVA Plan”) is in effect prior to the year during which a Change of Control occurs, your “Earned Bonus Amount” means your Declared Bonus for that year (as determined under the EVA Plan) multiplied by a fraction the numerator of which is your Bonus Award Earned for that year (as determined under the EVA Plan) and the denominator of which is your Available Bonus for that year (as determined under the EVA Plan).  For the year during which a Change of Control occurs and any subsequent year, your “Earned Bonus Amount” means your Declared Bonus for that year (as determined under the EVA Plan).

Section 3(g) shall be superseded and replaced in its entirety by the following provision:

(g)                                 Earned Bonus Amount.  For any year for which the Executive EVA Incentive Compensation Plan (the “EVA Plan”) is in effect prior to the year during which a Change of Control occurs, your “Earned Bonus Amount” means your Declared Bonus for that year (as determined under the applicable EVA Plan).  For the year during which a Change of Control occurs and any year in which the EVA Plan was not in effect, your “Earned Bonus Amount” means your total potential bonus for the year as determined under the 2005 Executive Bonus Plan or applicable successor bonus plan (the “Bonus Plan”), according to the business performance metric achieved, and prorated to reflect your length of service during the Bonus Plan year.

3.             The reference to the “EVA Plan” in Section 4(a)(ii) shall be superceded and replaced by “Bonus Plan.”

4.             Section 4(b)(ii) regarding Severance Benefits states as follows:

(ii)                                  (A) The full amount of your individual Bonus Bank balance under the EVA Plan (or any successor plan) and (B) an amount equal to three (3) times the greatest of (I) the highest of your Earned Bonus Amounts for the three (3) years immediately preceding the year in which the Date of Termination occurs (the “Year of Termination”) or (II) your target bonus under the EVA Plan (or any successor plan) for the Year of Termination or (III) your Earned Bonus Amount for the Year of Termination, calculated as if the Date of Termination were the end of that year for purposes of the EVA Plan;

Section 4(b)(ii) shall be superseded and replaced in its entirety by the following provision:

(i)                                     An amount equal to three (3) times the greatest of (I) the highest of your Earned Bonus Amounts for the three (3) years immediately preceding the year in which the Date of Termination occurs (the “Year of Termination”) or (II) your target bonus under the Bonus Plan for the Year of Termination or (III) your Earned Bonus Amount for the Year of Termination, calculated as if the Date of Termination were the end of that year for purposes of the Bonus Plan;

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

EXECUTIVE ACCEPTANCE

  SPX CORPORATION

/s/ Christopher J. Kearney	By:	/s/ Ross B. Bricker
Christopher J. Kearney		Ross B. Bricker

		Its:	Senior Vice President, Secretary
and General Counsel

		Date:	December 21, 2005